Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022 relating to the financial statements of Fast Radius Operations, Inc., appearing in the Form 8-K of Fast Radius, Inc. as amended on March 30, 2022.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 15, 2022